                                                     AMENDMENT

         AMENDMENT made as of April 3, 2001 to each custody  agreement between each respective  investment  company identified on Appendix A attached hereto (each hereinafter  returned to as the "Fund")  individually and severally, and not jointly and severally, and The Bank of New York ("Custodian").

                                                    WITNESSETH:

         WHEREAS,  Rule 17f-7 under the  Investment  Company Act of 1940, as amended (the  "Rule"),  was adopted on
June 12, 2000 by the Securities and Exchange Commission;

         WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

         NOW, THEREFORE, the Fund and Custodian hereby agree as follows;

1.       The following new article is hereby added to the Custody Agreement:

                                               FOREIGN DEPOSITORIES

1.       As used in this Article, the term "Foreign  Depository" shall mean each Eligible Securities  Depository as defined in Rule 17f-7 under the  Investment  Company Act of 1940, as amended,  identified to the Fund from time to time, and their respective successors and nominees.

2.       Notwithstanding  any other provision in this  Agreement,  the Fund hereby  represents and warrants,  which representations  and  warranties  shall be  continuing  and  shall be  deemed  to be  reaffirmed  upon any delivery of a Certificate or any giving of Oral Instructions,  Instructions,  or Written Instructions,  as
         the case may be,  that the Fund or its  investment  adviser has  determined  based upon and in reliance on information  provided by the Custodian that the custody  arrangements of each Foreign  Depository  provide reasonable  safeguards  against the custody risks  associated  with  maintaining  assets with such Foreign
         Depository within the meaning of Rule 17f-7 under the Investment Company Act of 1940, as amended.

3.       With  respect to each  Foreign  Depository,  Custodian  shall  exercise  reasonable  care,  prudence,  and diligence  such as a person  having  responsibilities  for the  safekeeping  of the  Fund's  assets  would exercise  (i)  to  provide  the  Fund  with a  written  analysis  of the  custody  risks  associated  with maintaining  assets with the Foreign  Depository,  and (ii) to monitor such custody  risks on a continuing basis  and  promptly  notify  the  Fund in  writing  of any  material  change  in  such  risks.  The  Fund acknowledges  and agrees that such analysis and monitoring  shall be made on the basis of, and limited by, information  gathered from  Subcustodians,  trade associations of which Custodian is a member from time to time, or through publicly available  information  otherwise  obtained by Custodian,  and shall not include any  evaluation of Country Risks.  As used herein the term "Country  Risks" shall mean with respect to any
         Foreign  Depository:  (a) the financial  infrastructure  of the country in which it is organized,  but not of any Foreign  Depository to the extent  covered by an analysis  described in clause (i) of this Section,
         (b)  such  country's  prevailing  settlement  practices,  (c)  nationalization,   expropriation  or  other
         governmental  actions, (d) such country's  regulation of the banking or securities industry,  (e) currency controls,  restrictions,  devaluations or fluctuations,  and (f) market  conditions which affect the order execution of securities transactions or affect the value of securities.

2.  This  Amendment  may be  executed  in any  number  of  counterparts,  each of which  shall be  deemed  to be an original, but such counterparts, shall, together, constitute only one amendment.

3. For each Fund  organized  as a  Massachusetts  business  trust,  a copy of its  Declaration  of Trust is on file with the  Secretary  of  Commonwealth  of  Massachusetts.  Notice is hereby  given  that  each such  instrument  is executed  on  behalf  of the  trustees  of each such Fund and not  individually  and that the  obligations  of this
Agreement  are not binding  upon any of the  trustees or  shareholders  individually  but are binding only upon the respective  Fund. The parties  expressly  agree that BNY and its assignees and affiliates  shall look solely to the respective Fund's assets and property with respect to enforcement of any claim.

4. This  Agreement  constitutes  the entire  agreement  between the Fund and BNY with respect to the subject matter hereof,  and no provision in the Custody  Agreement  between the Fund and the Custodian shall affect the duties and obligations  of BNY hereunder,  nor shall any provision in this  Agreement  affect the duties of obligations of the
Custodian under the Custody Agreement.

IN WITNESS  WHEREOF,  the Fund and  Custodian  have  caused  this  Amendment  to be  executed  by their  respective officers, thereunto duly authorized, as of the day and year first above written.

                                    /s/  Andrew  J.  Donohue,  Secretary,  on behalf  of each  Fund  identified  on
                                     ------------------------
                                    Appendix A attached  hereto  individually  and  severally,  and not jointly and severally

                                    THE BANK OF NEW YORK

                                    /s/ Edward McGann
                                     ----------------

                                    Name & Title: _Edward McGann, Vice President

                                                    Appendix A
                                                    ----------

Bond Fund Series - Oppenheimer Convertible Securities Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Champion Income Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Europe Fund
Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer High Yield Fund
Oppenheimer Integrity Funds (consisting of the following series:)
         Oppenheimer Bond Fund
Oppenheimer International Bond Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Large Cap Growth Fund
Oppenheimer Main Street Growth Funds, Inc.(R)(as the following series:)
         Oppenheimer Main Street Growth & Income Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer MidCap Fund
Oppenheimer Multiple Strategies Fund
Oppenheimer Multi-Sector Income Trust
Oppenheimer Real Asset Fund
Oppenheimer Select Managers (as to the following series:)
         Mercury Advisors S&P 500 Index Fund
         Mercury Advisors Focus Growth Fund
         QM Active Balanced Fund
         Jennison Growth Fund
         Salomon Brothers Capital Fund
         Gartmore Millennium Growth Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Series Fund, Inc. (as to the following 2 series:)
         Oppenheimer Disciplined Allocation Fund
         Oppenheimer Disciplined Value Fund
Oppenheimer Strategic Income Fund
Oppenheimer Total Return Fund, Inc.
Oppenheimer Trinity Core Fund
Oppenheimer Trinity Growth Fund
Oppenheimer Trinity Value Fund
Oppenheimer Variable Account Funds (as to the following 10 series:)
         Oppenheimer Aggressive Growth Fund
         Oppenheimer Bond Fund
         Oppenheimer Capital Appreciation Fund
         Oppenheimer Global Securities Fund
         Oppenheimer High Income Fund
         Oppenheimer Main Street Growth & Income Fund
         Oppenheimer Money Fund
         Oppenheimer Multiple Strategies Fund
         Oppenheimer Small Cap Growth Fund
         Oppenheimer Strategic Bond Fund
Panorama Series Fund, Inc. (as to the following 7 series:)
         Government Securities Portfolio
         Total Return Portfolio
         Growth Portfolio
         Oppenheimer International Growth Fund/VA
         LifeSpan Capital Appreciation Portfolio
         LifeSpan Balanced Portfolio
         LifeSpan Diversified Income Portfolio

CUSTODY/Custody Ag - Amendment BNY 4_01